Exhibit 99
                             Selected Information
                    Relating to Series 1992-1 Certificates,
            Series 1992-2 Certificates, Series 1994-1 Certificates,
            Series 1995-1 Certificates, Series 1996-1 Certificates
             and Series 1996-2 Certificates from January 1, 1996
                           through March 31, 1996
                    ----------------------------------------

           Series 1992-1    Series 1992-2    Series 1994-1    Series 1995-1
           6 7/8% Auto      7 3/8% Auto      Floating Rate    6.50% Auto
           Loan Asset       Loan Asset       Loan Asset       Loan Asset
           Backed           Backed           Backed           Backed
           Certificates     Certificates     Certificates     Certificates
           ------------     ------------     ------------     ------------





Interest
Paid       $ 17,187,500.01  $ 12,906,249.99  $ 14,419,150.00  $ 16,059,027.81

Servicing
Fee Paid   $  2,499,999.99  $  1,749,999.99  $  2,499,999.99  $  2,499,999.99





           Series 1996-1    Series 1996-2
           5.50% Auto       Floating Rate
           Loan Asset       Loan Asset
           Backed           Backed
           Certificates     Certificates
           ------------     ------------

Interest   $  6,411,111.11  $  7,887,466.67
Paid

Servicing  $  1,200,000.00  $  1,440,000.00
Fee Paid






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